UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2005

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road Alpharetta, Georgia 30005
(Address of principal executive offices) (Zip Code)

(770) 442-9707
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 28, 2005, First Horizon Pharmaceutical Corporation (“First Horizon”) licensed and purchased certain rights to the type 2 diabetes prescription medication Fortamet (metformin hydrochloride) and the cholesterol medication Altoprev (lovastatin) from Andrx Labs, LLC, Andrx Laboratories, Inc., Andrx Laboratories (NJ), Inc., and Andrx EU Ltd., (collectively “Andrx”) pursuant to an Agreement to License and Purchase dated March 2, 2005.  First Horizon paid $50 million for Fortamet at closing and will pay up to $35 million for Altoprev, contingent upon Andrx’s meeting and sustaining certain manufacturing service levels.  First Horizon: (i) purchased the Fortamet and Altoprev trademarks, worldwide marketing rights to Fortamet and Altoprev, certain Fortamet inventory, and marketing materials for the promotion, advertising and marketing of Fortamet and Altoprev, (ii) assumed certain of Andrx’s contracts (subject to applicable third party consents) relating to the sale of Fortamet and Altoprev, and (iii) will pay Andrx a percentage of the net revenues associated with Fortamet and Altoprev on an ongoing basis.   First Horizon financed the portion of the transaction price payable at closing through available cash on hand and marketable securities.

First Horizon also entered into a long-term manufacturing and supply agreement appointing Andrx as manufacturer of Fortamet and Altoprev.  The terms of the agreement require First Horizon to pay Andrx for the manufacture of Fortamet and Altoprev on a per unit basis for a ten year term, subject to Andrx’s ability to terminate as of the conclusion of the seventh year.  The unit price may adjust based on changes in the cost of the active pharmaceutical ingredients as well as changes in an annual inflationary index.

First Horizon also entered into an exclusive license agreement for the regulatory approvals to sell Fortamet and Altoprev in the United States, customary agreements for transition services associated with the transition of the product lines and an agreement for product quality assurance in accordance with detailed manufacturing specifications.

Item 7.01    Regulation FD Disclosure

The press release issued March 29, 2005 announcing the completion of the license and purchase of certain assets associated with Fortamet and Altoprev is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

Financial Statements for this Current Report on Form 8-K will, if required, be filed pursuant to amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)  Pro Forma Financial Information

Pro Forma Financial Information for this Current Report on Form 8-K will, if required, be filed pursuant to amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(c)  Exhibits

First Horizon shall file the required exhibits, which are subject to a request for confidential treatment, with its quarterly report on Form 10-Q for the quarter ending March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Pharmaceutical Corporation
(Registrant)

	By:	/s/ Darrell Borne
Darrell Borne
Chief Financial Officer

Date: April 1, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press release dated March 29, 2005